EXHIBIT 99 (B)
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INSILCO

Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
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                                  NEWS RELEASE
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Investors: Michael R. Elia             Sr. Vice President & CFO    (614)791-3117
Media:     Adam Weiner or Jon Morgan   Kekst and Company           (212)521-4800


               BANKRUPTCY COURT GRANTS INSILCO'S INITIAL REQUESTS

                      -- FIRST DAY ORDERS ENABLE INSILCO TO
             OPERATE AS USUAL FOR CUSTOMERS, SUPPLIERS, EMPLOYEES -

DUBLIN, OHIO - DECEMBER 17, 2002 - Insilco Holding Co. (OTC Bulletin Board:
INSL) announced today that the U.S. Bankruptcy Court for the District of Delaware has approved orders that will enable Insilco's businesses to conduct their operations in the ordinary course.

Specifically, the Court today approved an order granting interim approval of an agreement between Insilco and the Agent for its senior secured lending group allowing Insilco to meet all of its operating requirements through the use of its current cash reserves of approximately $22 million and its revenues from operations, in accordance with an agreed budget. Accordingly, Insilco is able to use these funds to pay suppliers in full, under normal terms, for all goods and services provided in the ordinary course of business after the bankruptcy filings.

In addition, the Court today approved an order authorizing Insilco to pay its current employees prepetition wages and compensation and to continue heath and other benefit programs. The order also authorizes Insilco to pay any and all local, state and federal withholding and payroll-related taxes pertaining to prepetition periods. By order of the Court, all banks are directed to receive, process, honor and pay any and all checks drawn on the payroll and general disbursement accounts related to employee obligations of Insilco and its businesses, regardless of whether such checks are presented to banks before or after the date of Insilco's Chapter 11 filing.

Additional first-day orders approved today by the Court, as well as other Court documents related to the Insilco Chapter 11 cases, can be obtained soon from www.insilco.com/chapt11.html or www.deb.uscourts.gov, case number 02-13672.

As announced yesterday, to facilitate the sales of Insilco's three business segments, Insilco Holding Co. and certain of its domestic subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. None of Insilco's operations located outside of the United States was included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions, and it is anticipated that the completion of the sale of the assets of Insilco's Canadian subsidiary will require insolvency proceedings in Canada. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

About Insilco Holding Co.
Insilco Holding Co., through its wholly owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

                                    - more -

Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.

THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WITH RESPECT TO THE PROPOSED TRANSACTIONS BY INSILCO HOLDING CO. THESE STATEMENTS INCLUDE STATEMENTS REGARDING ONGOING OPERATIONS AND THE ANTICIPATED CLOSING OF THE TRANSACTIONS. THERE IS NO ASSURANCE THAT ANY TRANSACTION WILL CLOSE. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL OR CURRENT FACTS REGARDING FUTURE PLANS, EVENTS AND PROSPECTS ARE FORWARD-LOOKING STATEMENTS. CERTAIN SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "ARE EXPECTED TO," "WILL," "WILL CONTINUE," "SHOULD," "WOULD," "SEEKS," "COULD," "ESTIMATES," "INTENDS," "ANTICIPATES" OR SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY, PLANS OR INTENTIONS. THESE STATEMENTS REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED INCLUDE DELAYS IN COMPLETING THE TRANSACTION, INCREASED COMPETITIVE PRESSURES, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS IN WHICH INSILCO HOLDING CO. AND THE PURCHASING ENTITIES ARE ENGAGED AND CHANGES IN THE SECURITIES MARKETS. AS SUCH, FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTY BECAUSE THEY RELATE TO FUTURE EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE.

INSILCO HOLDING CO. DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS, ANY OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.


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